UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Vitamin Shoppe, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders: (a) elected the persons listed below to serve as directors for a term of one year expiring at the 2016 Annual Meeting or until their successors are duly elected and qualified; (b) approved the compensation paid to the Company’s named executive officers; (c) approved the Internal Revenue Code Section 162(m)-Compliant Vitamin Shoppe, Inc. Covered Employee Performance-Based Compensation Plan; and (d) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year. Set forth below are the voting results for each of these proposals:

a.

Director		For	Against	Abstain
B. Michael Becker		24,613,737	912,096	1,996
John D. Bowlin		25,381,304	144,829	1,696
Catherine E. Buggeln		25,443,061	58,170	26,598
Deborah M. Derby		25,041,007	459,924	26,898
John H. Edmondson		24,554,520	946,376	26,933
David H. Edwab		24,237,412	1,263,484	26,933
Richard L. Markee		25,403,590	97,306	26,933
Richard L. Perkal		25,417,514	83,682	26,633
Beth M. Pritchard		25,378,276	122,955	26,598
Colin Watts		25,455,000	45,896	26,933
Broker Non-Votes	1,189,826

b.

For	Against	Abstain	Non-Votes
24,259,182	1,253,582	15,065	1,189,826

c. The Internal Revenue Code Section 162(m)-Compliant Vitamin Shoppe, Inc. Covered Employee Performance-Based Compensation Plan was approved.

For	Against	Abstain	Non-Votes
25,028,099	492,226	7,504	1,189,826

d.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was approved.

For	Against	Abstain	Non-Votes
24,919,061	1,784,549	14,045	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 5, 2015	By:	/s/ Brenda M. Galgano
	Name:	Brenda M. Galgano
	Title:	Executive Vice President and Chief Financial Officer